UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2014

SYSCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX	77077-2099
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into Material Definitive Agreement.

On September 23, 2014, with respect to the offering and sale of $500,000,000 aggregate principal amount of its 1.45% Senior Notes due 2017 (the “2017 Notes”), $750,000,000 aggregate principal amount of its 2.35% Senior Notes due 2019 (the “2019 Notes”), $750,000,000 aggregate principal amount of its 3.00% Senior Notes due 2021 (the “2021 Notes”), $1,250,000,000 aggregate principal amount of its 3.50% Senior Notes due 2024 (the “2024 Notes”), $750,000,000 aggregate principal amount of its 4.35% Senior Notes due 2034 (the “2034 Notes”) and $1,000,000,000 aggregate principal amount of its 4.50% Senior Notes due 2044 (the “2044 Notes” and, together with the 2017 Notes, the 2019 Notes, the 2021 Notes, the 2024 Notes and the 2034 Notes, the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

The terms of the Notes will be governed by the Indenture dated as of June 15, 1995 between Sysco and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented by the Thirteenth Supplemental Indenture dated as of February 17, 2012 among Sysco, the Guarantors named therein (the “Guarantors”) and the Trustee, and six related supplemental indentures (each applicable to one of the series of the Notes) to be dated as of the closing date, among Sysco, the Guarantors and the Trustee, setting forth the specific terms applicable to the Notes.

The offering of the Notes is expected to close on October 2, 2014, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. Sysco intends to use the net proceeds from the offering to pay the cash portion of the consideration for the proposed merger between Sysco and US Foods, Inc. (the “Merger”), to refinance certain indebtedness of US Foods, Inc., to unwind certain cash flow hedges that Sysco entered into in contemplation of its assumption or refinancing of such indebtedness, to repay a portion of Sysco’s outstanding commercial paper and to pay expected future direct transaction costs related to the Merger. Consummation of the Merger is subject to customary closing conditions, including the completion of a regulatory review process by the Federal Trade Commission.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-179582) and are described in a Prospectus Supplement dated September 23, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of the underwriters are lenders under Sysco’s credit facility. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated September 23, 2014 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: September 29, 2014	By:	/s/ Russell T. Libby

Russell T. Libby
Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated September 23, 2014 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and Goldman, Sachs & Co., J.P. Morgan Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto